UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2012

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2012, W&T Offshore, Inc. (the “Company”) executed the First Amendment to the Fourth Amended and Restated Credit Agreement among the Company as the borrower, Toronto Dominion (Texas) LLC as the administrative agent and the lenders party thereto (the “Amendment”), which, among other things, increased the number of participating lenders, increased the borrowing base from $575.0 million to $650.0 million and added a provision permitting the Company to maintain security interest in favor of any hedging counterparties that cease to be lenders under the Company’s revolving bank credit facility. The Amendment is effective May 7, 2012. All other terms of the agreement remain substantially the same prior to the Amendment, including the termination date of May 5, 2015, interest rates spreads and covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2012, the Company held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) in Houston, Texas. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2012.

1. Elect seven directors to hold office until the 2013 Annual Meeting. All nominees were elected as directors by the votes indicated.

Nominee	Voted For	Votes Withheld	Broker Non-Votes
Virginia Boulet	69,627,693	244,969	2,719,059
Samir G. Gibara	64,336,341	5,536,321	2,719,059
Robert I. Israel	69,647,310	225,352	2,719,059
Stuart B. Katz	69,389,248	483,414	2,719,059
Tracy W. Krohn	59,238,745	10,633,917	2,719,059
S. James Nelson, Jr.	69,434,817	437,845	2,719,059
B. Frank Stanley	64,182,547	5,690,115	2,719,059

2. Approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock, par value $0.00001, from 2,000,000 to 20,000,000. The proposal was approved by the votes indicated, and the increase will become effective upon the filing of the amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Texas.

Voted For	Voted Against	Abstentions	Broker Non-Votes
50,014,432	19,793,389	64,841	2,719,059

3. Ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ended 2012. The proposal was approved by the votes indicated.

Voted For	Voted Against	Abstentions	Broker Non-Votes
72,244,894	311,727	35,100	—

Item 9.01	Financial Statements and Exhibits.

Exhibit No.

Exhibit 10.1	First Amendment to the Fourth Amended and Restated Credit Agreement, dated May 7, 2012, by and among W&T Offshore, Inc, Toronto Dominion (Texas) LLC as agent and various agents and lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: May 10, 2012	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer